As filed with the Securities and Exchange Commission on February 18, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

InMode Ltd.
(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Tavor Building, Sha’ar Yokneam P.O. Box 533 Yokneam 2069200, Israel	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

InMode Ltd. 2018 Incentive Plan
(Full titles of the plans)

Invasix Inc.
20996 Bake Parkway, Suite 106
Lake Forest, California
+1 (949) 387-5711
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Anna T. Pinedo Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020-1001 Tel: (212) 506-2500	Moshe Mizrahy InMode Ltd. Tavor Building, Sha’ar Yokneam P.O. Box 533 Yokneam 2069200, Israel Tel: +972-4-9097470

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, NIS 0.01 par value(1)
InMode Ltd. 2018 Incentive Plan (the “2018 Plan”)	800,000(3)	44.12	$35,296,000 (4)	$4,581.42
Total	800,000		$35,296,000	$4,581.42

(1)	Represents ordinary shares NIS 0.01 par value per share (“Ordinary Shares”) of InMode Ltd. (the “Registrant”) issuable under the 2018 Plan.
(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) also covers an indeterminate number of additional Ordinary Shares that may be issued under the 2018 Plan to prevent dilution resulting from a share split, reverse share split, stock dividend, combination or reclassification of the Ordinary Shares, or any other increase or decrease in the number of issued Ordinary Shares effected without receipt of consideration by the Registrant.

(3)
Represents additional Ordinary Shares reserved for issuance under the 2018 Plan resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the 2018 Plan.

(4)
Estimated solely for the purpose of calculating the registration fee in accordance with paragraph (c) and (h) of Rule 457 under the Securities Act, based upon the average of the high and low prices of the Ordinary Shares, as reported on the Nasdaq Global Select Market on February 14, 2020.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 800,000 additional Ordinary Shares under the Registrant’s 2018 Plan pursuant to the automatic annual increase in the number of shares reserved for issuance under such plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statement on Form S-8 filed with the SEC on September 20, 2019 (Registration No. 333-233873). In accordance with the instructional note of Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the SEC:

•	The Registrant’s annual report on Form 20-F (including exhibits thereto) filed with the SEC on February 18, 2020;

•
The description of the Registrant’s Ordinary Shares contained under the heading “Description of Share Capital” in the prospectus filed with the SEC on August 8, 2019 pursuant to Rule 424(b) of the Securities Act, included in the registration statement on Form F-1 (File No. 333-232615), as originally filed with the SEC on July 11, 2019; and

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Articles of Association (previously filed with the SEC as Exhibit 3.1 on Form 6-K on August 12, 2019 and incorporated by reference herein)
5.1	Opinion of Primes, Shiloh, Givon, Meir Law Firm
23.1	Consent of Kesselman & Kesselman, Certified Public Accountants (Israel), independent registered public accounting firm and member firm of PricewaterhouseCoopers International Limited
23.2	Consent of Primes, Shiloh, Givon, Meir Law Firm (included in Exhibit 5.1)
24.1	Powers of Attorney (included in signature page hereto)
99.1	Inmode Ltd. 2018 Incentive Plan (as previously filed with the SEC as Exhibit 10.3 of the Form F-1 Registration Statement on July 11, 2019 and incorporated by reference herein)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, InMode Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Yokneam, Israel on February 18, 2020.

INMODE LTD.

By:	/s/ Moshe Mizrahy
Name:	Moshe Mizrahy
Title:	Chief Executive Officer

Each of the undersigned officers and directors of InMode Ltd. hereby constitutes and appoints Mr. Moshe Mizrahy, with full power to act alone, the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign this Registration Statement of InMode Ltd. on Form S-8 and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 18, 2020.

Signature	Title

/s/ Moshe Mizrahy	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
Moshe Mizrahy

/s/ Yair Malca	Chief Financial Officer (Principal Financial and Accounting Officer)
Yair Malca

/s/ Dr. Michael Kreindel	Chief Technology Officer and Director
Dr. Michael Kreindel

/s/ Dr. Hadar Ron, M.D.	Director
Dr. Hadar Ron, M.D.

/s/ Bruce Mann	Director
Bruce Mann

/s/ Dr. Michael Anghel	Director
Dr. Michael Anghel

Authorized Representative in the United States

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of InMode Ltd., has signed this Registration Statement in the city of Lake Forest, the State of California, on February 18, 2020.

INVASIX INC.

By:	/s/ Yair Malca
Name:	Yair Malca
Title:	Chief Financial Officer